                                                                 EXHIBIT e(2)(c)

                                 AMENDMENT NO. 2
                             DISTRIBUTION AGREEMENT
                          (CLASS A AND CLASS C SHARES)

         This Amendment dated as of June 21, 1999 amends the Distribution Agreement (the "Agreement"), dated August 4, 1997, as amended as of March 3, 1998 between AIM Advisor Funds, Inc. (formerly, INVESCO Advisor Funds, Inc.), a Maryland corporation (the "Fund"), and A I M Distributors, Inc., a Delaware corporation (the "Underwriter").

         The first WHEREAS clause of the Agreement is hereby deleted in its entirety and replaced with the following:


         "WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company whose authorized common shares ("Shares") are divided into the current following series, AIM Advisor Large Cap Value Fund, AIM Advisor Flex Fund, AIM Advisor Real Estate Fund, and AIM Advisor International Value Fund each of which series offers two classes of Shares pursuant to this Agreement and which may be divided into additional series, each representing an interest in a separate portfolio of investments, and additional classes of such series, and it is in the interest of the Fund to offer the Shares for sale continuously; and"

         In all other respects, the Agreement is hereby confirmed and remains in full force and effect.



                                           AIM ADVISOR FUNDS, INC.



ATTEST: /s/ OFELIA M. MAYO                By: /s/ ROBERT H. GRAHAM
       ------------------------------         ----------------------------------
             Assistant Secretary                          President


                                           A I M DISTRIBUTORS, INC.



ATTEST: /s/ LISA A. MOSS                   By: /s/ MICHAEL J. CEMO
       ------------------------------         ----------------------------------
             Assistant Secretary                          President